Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2024 FINANCIAL RESULTS

Austin, Texas – November 13, 2023 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the first quarter of fiscal year 2024, which ended September 30, 2023.

Financial Highlights & Recent Developments

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Astrotech’s consolidated balance sheet remains strong with $39 million in cash and liquid investments, which are anticipated to support our research and development, organic growth, and potential acquisition targets.

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Revenue for the quarter totaled $425 thousand compared to $38 thousand in the first quarter of the prior year due primarily to ongoing fulfillment of the previously announced 17-unit order for the TRACER 1000™ explosives trace detector (ETDs) to a Romania-based security and telecommunications company and ongoing maintenance services and sales of consumables for the TRACER 1000.

●	Gross margin improved to 43% for the first quarter of fiscal year 2024, compared to 16% in the first quarter of the fiscal year 2023.

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Production and sales efforts continue for the AgLAB 1000-D2™, which utilizes the Maximum Value Process™ testing method, designed to improve yields and bottom-line profits for hemp (CBD) and cannabis (THC) producers of distilled oils.

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1st Detect continues working with the Transportation Security Administration (TSA) toward cargo detection testing. TSA cargo detection testing is the final step to be listed on the Air Cargo Screening Technology List as an “approved” device. If approved, the TRACER 1000 will be approved for cargo sales in the United States.

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On September 20, 2023, the Audit Committee of the Board of Directors of the Company approved the appointment of RBSM, LLP as the Company’s new independent registered public accounting firm. An engagement letter with RBSM was executed on October 12, 2023, for the appointment for the fiscal year ended June 30, 2024.

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Effective November 9, 2023, 1st Detect accepted a purchase order for seven TRACER 1000 ETDs from a Romania-based security and telecommunications company. The systems are scheduled to be delivered over the next few months.

“Fiscal year 2024 has started with strong sales at 1st Detect as we continue deliveries on a 17-unit Tracer 1000 Explosives Trace Detector order,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer, and Chief Technology Officer. “We also continue to make slow but steady progress with our efforts obtaining TSA approvals and opening up the U.S. airport market. The AgLAB subsidiary has been conducting customer demonstrations and they have continued to indicate that our Maximum Value Processing method can, on average, increase ending weighted yields by 30%. This is a significant improvement in cannabinoid oil processing yields and adds to our potential customer’s bottom line.” stated Thomas B. Pickens, III.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Exhibit 99.1

About the AgLAB-1000™ and the BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

Exhibit 99.1

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2023	2022
Revenue	$425	$38
Cost of revenue	242	32
Gross profit	183	6
Operating expenses:
Selling, general and administrative	1,646	1,642
Research and development	1,872	1,129
Total operating expenses	3,518	2,771
Loss from operations	(3,335)	(2,765)
Other income and expense, net	423	235
Loss from operations before income taxes	(2,912)	(2,530)
Net loss	$(2,912)	$(2,530)
Weighted average common shares outstanding:
Basic and diluted	1,631	1,612
Basic and diluted net loss per common share:
Net loss per common share	$(1.79)	$(1.57)
Other comprehensive loss, net of tax:
Net loss	$(2,912)	$(2,530)
Available-for-sale securities:
Net unrealized losses, net of zero tax expense	(54)	(368)
Total comprehensive loss	$(2,966)	$(2,898)

Exhibit 99.1

ASTROTECH CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	June 30,
	2023	2023
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$13,090	$14,208
Short-term investments	25,863	27,919
Accounts receivable	391	225
Inventory, net:
Raw materials	1,560	1,379
Work-in-process	287	243
Finished goods	343	373
Income tax receivable	—	1
Prepaid expenses and other current assets	296	365
Total current assets	41,830	44,713
Property and equipment, net	2,545	2,670
Operating leases, right-of-use assets, net	226	262
Other assets	31	30
Total assets	$44,632	$47,675
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	646	546
Payroll related accruals	567	633
Accrued expenses and other liabilities	723	1,170
Lease liabilities, current	312	316
Total current liabilities	2,248	2,665
Accrued expenses and other liabilities, net of current portion	39	—
Lease liabilities, net of current portion	228	291
Total liabilities	2,515	2,956
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at September 30, 2023 and June 30, 2023, respectively	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at September 30, 2023 and June 30, 2023, respectively; 1,712,045 and 1,692,045 shares issued at September 30, 2023 and June 30, 2023, respectively 1,701,729 and 1,681,729 outstanding at September 30, 2023 and June 30, 2023, respectively	190,643	190,643
Treasury shares, 10,316 at September 30, 2023 and June 30, 2023, respectively	(119)	(119)
Additional paid-in capital	81,366	81,002
Accumulated deficit	(228,266)	(225,354)
Accumulated other comprehensive loss	(1,507)	(1,453)
Total stockholders’ equity	42,117	44,719
Total liabilities and stockholders’ equity	$44,632	$47,675

Note: The balance sheet at June 30, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.